EX-23.e.2.a

GENWORTH VARIABLE INSURANCE TRUST
FIRST AMENDMENT TO THE
SUB-DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT, effective December 8, 2009, to the Sub-Distribution Agreement dated September 1, 2008 (the “Agreement”) is made and entered into by and among GENWORTH VARIABLE INSURANCE TRUST, a Delaware statutory trust (the “Trust”), on behalf of each of its separate series of shares, and CAPITAL BROKERAGE CORPORATION, a Washington corporation (the “Distributor”), and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Sub-Distributor”).

WHEREAS, the Trust, the Distributor, and the Sub-Distributor are parties (the “Parties”) to the Agreement; and

WHEREAS, the Trust is authorized and intends to establish additional and separate series of shares, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Parties desire to amend Schedule A of the Agreement to include additional series of the Trust; and

WHEREAS, Section 11(b) of the Agreement allows for its amendment by a written instrument executed by each of the Parties.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

Schedule A of the Agreement is hereby superseded and replaced with Schedule A attached hereto.

Except to the extent modified by this Amendment, the terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

Genworth Variable Insurance Trust                                                                           Quasar Distributors, LLC

By: _________________________                                                                                     By: _________________________

Title: _______________________                                                                                     Title: _______________________

Date: _______________________                                                                                     Date: _______________________

Capital Brokerage Corporation

By: ________________________

Title: ______________________

Date: ______________________

SCHEDULE A
to the
SUB-DISTRIBUTION AGREEMENT

Fund Names

Separate Series of Genworth Variable Insurance Trust

Genworth Calamos Growth Fund

Genworth Columbia Mid Cap Value Fund

Genworth Davis NY Venture Fund

Genworth Eaton Vance Large Cap Value Fund

Genworth Legg Mason ClearBridge Aggressive Growth Fund

Genworth PIMCO StocksPLUS Fund

Genworth Putnam International Capital Opportunities Fund

Genworth Thornburg International Value Fund

Genworth Goldman Sachs Enhanced Core Bond Index Fund

Genworth 40/60 Index Allocation Fund

Genworth 60/40 Index Allocation Fund

Genworth Growth Allocation Fund

Genworth Moderate Allocation Fund

Genworth Enhanced International Index Fund

Genworth Enhanced Small Cap Index Fund